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                          ---------------------------------
                                   LEASE AGREEMENT
                          ---------------------------------

                                     Dated as of

                                    June 1, 1995

                                       between

            HEALTHCARE PARTNERS, LLC, an Oregon limited liability company

                                        Lessor

                                         and

            THE C0RVALLIS CLINIC, P.C., an Oregon professional corporation

                                        Lessee

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The properties affected by this Lease are located in Benton County, Oregon.


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                                  TABLE OF CONTENTS

ARTICLE   SUBJECT                                                          PAGE
-------   -------                                                          ----

   1.    EXHIBITS AND DEFINITIONS  . . . . . . . . . . . . . . . . . . . .  1
   2.    TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   3.    RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   4.    TITLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   5.    LESSEE'S USE. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   6.    PARTIALLY NET LEASE; NO SETOFF. . . . . . . . . . . . . . . . . .  7
   7.    PROPERTY TAXES AND ASSESSMENTS  . . . . . . . . . . . . . . . . .  8
   8.    UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   9.    SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
  10.    LESSEE'S REPAIR . . . . . . . . . . . . . . . . . . . . . . . . .  9
  11.    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . 11
  12.    INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  13.    ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
  14.    DAMAGE OR DESTRUCTION.. . . . . . . . . . . . . . . . . . . . . . 17
  15.    CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
  16.    LEASE EVENTS OF DEFAULT; REMEDIES . . . . . . . . . . . . . . . . 20
  17.    ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . . . . . . . 22
  18.    ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . 23
  19.    TRADE FIXTURES AND PERSONAL PROPERTY. . . . . . . . . . . . . . . 28
  20.    MEMORANDUM OF LEASE . . . . . . . . . . . . . . . . . . . . . . . 29
  21.    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
  22.    RIGHTS OF SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . 30
  23.    HOLDOVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  24.    SUBORDINATION AND ESTOPPEL. . . . . . . . . . . . . . . . . . . . 30
  25.    MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . 32

Exhibits
          Exhibit A - Legal Description of the Facility Sites
          Exhibit B - Basic Lease Data
          Exhibit C - Memorandum of Lease

                                   LEASE AGREEMENT

                              --------------------------

    THIS LEASE AGREEMENT ("Lease") is entered into effective as of the 1st day of June, 1995, between HEALTHCARE PARTNERS, LLC, an Oregon limited liability company ("Lessor"), and THE CORVALLIS CLINIC, P.C., an Oregon professional corporation ("Lessee").

RECITALS

    A. The Lessor is the owner of the real property described as Parcels I, II and IV in Exhibit A to this Lease.

    B. The Lessor is the lessee of the land, exclusive of improvements, described as Parcels III, V, VI and VII in Exhibit A to this Lease, pursuant to that certain ground lease dated June 1, 1995 ("Ground Lease"), between Good Samaritan Hospital Corvallis, an Oregon non-profit corporation, as lessor ("Hospital") and Lessor, as lessee.

    C. Pursuant to a Closing Agreement of even date, Hospital and Clinic, as members of the Lessor, have agreed that the Lessor shall acquire ownership of the land and improvements described as Parcels III, V, VI and VII in Exhibit A as soon as the Hospital has completed a required land division process.

    D. As to the Parcels described in paragraph B. above in which Lessor holds only a leasehold interest ("Leased Parcels"), this Lease shall constitute and be construed as a sublease to the Lessee. All references herein to "lease," "leasehold," and the like shall include the sublease to Lessee.

    1. EXHIBITS AND DEFINITIONS. The following exhibits are incorporated into and made a part of this Lease by this reference:

         Exhibit A -    Legal Description of the Facility Sites
         Exhibit B -    Basic Lease Data
         Exhibit C -    Memorandum of Lease

         A. DEFINITIONS. The following terms used in this Lease shall have the definitions hereinafter set forth:

         1.1 "Alterations": any activity on or in the Premises which would require a building permit;

         1.2 "Business Day": Any day on which commercial banks are not authorized or required to close in the State of Oregon.

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         1.3  "Claim":  Any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs.

         1.4 "Condemnation": Any taking, for permanent or temporary use, of all or any part of Premises or any interest therein or right accruing thereto, as a result of or in lieu of or in anticipation of the exercise of the right of condemnation or eminent domain.

         1.5 "Condemnation Proceeds": The proceeds of any award made to any Person by any Governmental Authority or any deed in lieu of Condemnation, or as a result of any judicial proceedings, in connection with any Condemnation of all or any part of the Premises.

         1.6 "Encumbrance": reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other interests affecting title to the Premises.

         1.7 "Event of Loss": Any (a) loss, destruction or damage of or to any portion of the Premises or (b) any Taking.

         1.8 "Facility": The building and any other improvements located at a Facility Site, and when used in the plural form, each of the Facilities identified in attached Exhibit A.

         1.9 "Facility Site": The land described in attached Exhibit A on which a Facility is located, and when used in the plural form, each of the Facilities Sites identified in attached Exhibit A.

         1.10 "Indemnitees": The Mortgagees, the Lessor, and its respective members and such members' subsidiaries, successors, assigns, agents, directors, officers, shareholders and employees.

         1.11 "Lease Commencement Date": The date on which the Lessor becomes the owner of the Premises, or in the case of the Leased Parcels, the effective date of the Ground Lease.

         1.12 "Lease Year": The twelve (12) calendar month period commencing on the first day of the first month following the Commencement Date (or if that date is the first day of the month, on that date) and terminating on the day next preceding the first anniversary of that date and each subsequent twelve
(12) calendar month period thereafter; provided, however, that if the Commencement Date is not the first day of a month, the first Lease Year shall include the period from the Commencement Date to the first day of the first month following the Commencement Date.

         1.13 "Lending Institution": Any commercial, national, or savings bank, savings and loan association, trust company,

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pension trust, foundation, or insurance company, and any other entity, person, corporation, partnership, or otherwise making a loan on the security of Lessee's interest in this Lease or all or any part of the Improvements.

         1.14 "Liabilities and Costs": All liabilities, obligations, responsibilities, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation and feasibility studies and environmental cleanup and ADA barrier removal costs), fines, civil or criminal penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

         1.15 "Lien": Any interest in Property securing an obligation owed to, or a claim by, any Person other than the owner of the Property, whether such interest shall be based on the common law, statute or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, encumbrance, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes.

         1.16 "Net Proceeds": The gross proceeds constituting Insurance Proceeds or Condemnation Proceeds less expenses reasonably and actually incurred in the collection of such gross proceeds.

         1.17 "Overdue Rate":  Annual interest rate of 12%.

         1.18 "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subdivision thereof).

         1.19 "Premises": A Facility Site, together with the Facility and, if appropriate in the context in which it is used, all Facilities and Facility Sites.

         1.20 "Property": Any interest in any kind of property or assets, whether real, personal or mixed, and whether tangible or intangible.

         1.21 "Rent": Base Rent in the amount specified in Section 3, below, plus any and all Supplemental Rent.

         1.22 "Supplemental Rent": All amounts (other than Base Rent) which Lessee assumes the obligation to pay or agrees to pay (whether or not specifically denominated as "Supplemental Rent") to Lessor under this Lease, and to the extent permitted by

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Applicable Law, interest at a rate per annum equal to the Overdue Rate on any payment of Base Rent or Supplemental Rent not paid when due for any period for which the same shall be overdue.

         1.23 "Treasury Rate": As of the date of any determination thereof, shall mean the rate per annum on issues of thirty (30) year United States Treasury securities, as published by the Federal Reserve Board for release on the first business day of the week in which such determination is made in its Statistical Release H.15 (519) under the heading "Treasury Constant Maturities."

    2.   TERM.

         2.1 GRANT OF LEASEHOLD. Lessor hereby leases to Lessee, and Lessee hereby leases and takes from Lessor, the Premises for thirty (30) years (the "Lease Term"). This Lease shall be a binding and enforceable contract on the date it is executed on behalf of both Lessor and Lessee, but the Lease Term shall not commence until the Commencement Date.

         2.2 EXTENSION OPTIONS. Lessee shall have two options to extend the term of this Lease for an additional consecutive period of ten Lease Years (the "Extension Term") for each extension option, such options to be exercised by written notice from Lessee to Lessor given not less than one hundred eighty
(180) days prior to the Expiration Date. These extension options may only be exercised if Lessee is not in default hereunder. In the event this Lease is terminated for any reason, the options granted to Lessee in this paragraph shall also terminate at the same time. The leasing of the Premises during the Extension Term shall be upon the same terms and conditions as are contained herein with respect to the initial term, except that (1) there shall be no further right to extend the Lease Term after the second option is exercised, and
(2) on the Commencement Date of the Extension Term and upon the fifth anniversary of the Commencement Date of the Extension Term, the Base Rent shall be increased by the difference if any between the then current Base Rent and the fair market Base Rent for the Premises. The fair market Base Rent for the Premises shall be determined by considering all relevant factors, but the value of any referrals by Lessee of its patients to the Good Samaritan Hospital for medical procedures shall not be a relevant factor and shall not be used to justify any decrease in what would otherwise be the fair market Base Rent.

         2.3 ADJUSTMENT OF BASE RENT. If the parties cannot agree upon the Base Rent rate for the Extension Term then the matter shall be settled by final and binding arbitration before a panel of three arbitrators. Each party shall appoint one of the arbitrators and if the parties cannot agree upon a third arbitrator then the same shall be appointed by a presiding judge of the Benton County Circuit Court. All arbitrators shall (i) be MAI certified appraisers experienced in the appraisal of the fair

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market rent for office buildings in the vicinity of the Premises; (ii) commit to holding the hearing for the submission of testimony and evidence within thirty
(30) days after their appointment; and (iii) render their decision in the matter within thirty (30) days after the hearing. The losing party shall pay all of the costs of the arbitration and the reasonable attorneys fees of the prevailing party incurred in the arbitration as determined by the arbitrators. Except as otherwise provided herein, the procedures for the arbitration shall be in accordance with the rules of the Benton County Circuit Court Arbitration
Program.

    3.   RENT.

         3.1 BASE RENT. During the first five Lease Years of the Lease Term, the Base Rent rate shall be One and 20/100 Dollars ($1.20) per square foot of floor area contained in the Facilities as more particularly set forth on Exhibit
B. On every fifth anniversary of the Commencement Date, the Base Rent shall be increased by the difference if any between the then current Base Rent and the fair market Base Rent for the Premises determined in the same manner as provided above in Section 2. The Base Rent shall be payable, without notice, setoff or abatement, in twelve (12) equal monthly installments in advance on the first day of each calendar month during the Lease Term commencing on the first day of the first month following the Lease Commencement Date (unless the Lease Commencement Date is the first day of the month, in which case Rent shall be payable on that date). Base Rent and Supplemental Rent for any partial month at the beginning or end of the Lease Term shall be prorated on a daily basis and paid by Lessee in advance. Prior to or promptly after the Lease Commencement Date, Lessor and Lessee agree to complete and execute Exhibit B, Basic Lease Data, establishing significant dates and related matters.

         3.2 PRORATION IN EVENT OF EARLY TERMINATION. In the event this Lease is terminated pursuant to the express provisions of this Lease prior to the end of the Lease Term, or during or at the end of any holdover period, Rent shall be prorated on a daily basis to the date of termination. Lessor shall refund to Lessee any Rent paid in advance and unearned at the time of termination and any other sums paid by Lessee for periods beyond the date of termination (after deduction of any amounts otherwise owed by Lessee).

         3.3 PAYMENT OF SUPPLEMENTAL RENT. Any Supplemental Rent payable hereunder shall be payable when due hereunder or, if no due date is specified, on demand.

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    4.   TITLE.

         4.1 WARRANTY OF TITLE. Lessor warrants to Lessee that Lessor has good and marketable title to the Premises, except for the Leased Parcels, in which the Lessor has a leasehold interest. Lessor has full right to make this Lease.

         4.2 COVENANT OF QUIET ENJOYMENT. So long as no breach of this Lease exists, Lessor covenants that Lessee shall have quiet and peaceful use, enjoyment, operation and possession of the Premises and all of the rights granted hereunder without interference by Lessor, anyone acting by, through or under Lessor, or anyone having title or any Lien, Encumbrance or other interest paramount to Lessor. Lessor will comply with each of the terms of the Ground Lease, except to the extent that Lessee is responsible for compliance under this Lease.

    5.   LESSEE'S USE.

         5.1 USE. Lessee may use the Premises for performing routine procedures normally done in a multi-specialty medical clinic in Oregon or Washington and any other medical procedures which are not a Prohibited Activity as defined below. In order to avoid under-utilization of hospital facilities and duplicative capital investment in health care facilities, Lessee shall not be permitted to use the Premises for any Prohibited Activity as defined below.
A "Prohibited Activity" is any medical procedure which (i) is not normally done in a multi-specialty medical "clinic in Oregon or Washington (ii) is the same as or in competition with the services available at the adjacent hospital operated by Good Samaritan Hospital, and (iii) would require a new capital investment of $50,000 or more to commence the activity. The following are also included in the term "Prohibited Activities": (a) any procedure requiring general anesthesia; (b) any procedure requiring an overnight stay either as an inpatient or as an outpatient; (c) operation of 24 hour recovery centers, labor and delivery facilities or a newborn nursery; and (d) cardiology catheterization laboratory services. Lessor may withhold consent in its sole and unfettered discretion with respect to any use of the Premises other than that which is permitted by the terms of this Section.

         5.2  ARBITRATION OF USE DISPUTES.  Any dispute arising under Section
5.1 shall be resolved by arbitration in the same manner as for adjustment of the Base Rent as set forth in Section 2.3, above, except that the arbitrators shall be licensed attorneys with extensive experience and expertise in health care law and antitrust law. The arbitrators shall have jurisdiction to interpret the language of the Lease and also to review and determine whether enforcement is consistent with applicable antitrust principles. The arbitrator may not award damages to either party under this section. If the arbitrators determines that Lessee is using the Premises in a way contrary to Section


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5.1, lessee shall have a grace period of 45 days after the arbitrator's determination to terminate the unauthorized use of the Premises. If the unauthorized use has not been terminated at the end of the grace period, the unauthorized use shall be deemed a material breach of this Lease.

         5.3 COMPLIANCE WITH LAWS. Lessee, at its expense, shall duly procure and thereafter maintain all necessary governmental approvals and submit evidence of the same to Lessor for inspection upon request. Lessee, at its sole cost and expense, shall at all times comply with the terms and conditions of any and all governmental approvals and applicable laws affecting its use of the Premises. Lessee shall at its sole cost and expense promptly comply with all requirements of insurance bodies. Lessee shall at its sole cost and expense make any alterations, repairs, replacements and improvements to the Premises necessitated by applicable law or government rule or regulation and the requirements of insurance bodies except to the extent the same would be a capital item having a useful life exceeding the balance of the lease term in which case the cost shall be equitably prorated. The party bearing the majority of any such expense shall be responsible to do the work. The other party shall reimburse the party doing any such work upon evidence of Lien free completion of the work. Lessee shall have the right to contest the necessity and extent of any governmental approvals and applicable laws , including the nature of necessary improvements, alterations, repairs, or replacements to the Premises, except that Lessor need not allow such a contest by Lessee (A) while Lessee is in default or breach of this Lease and the default or breach is continuing, (B) if such proceedings will involve a material danger of the sale or any risk of forfeiture or loss of, or the creation of any Lien or Encumbrance on the Premises as to which the Tenant has not provided adequate security to Landlord or (C) if such Claim involves the potential imposition of criminal liability on Lessor or material civil liability on Lessor which Lessee is not obligated to pay or which, in the reasonable opinion of Lessor, Lessee would be unable to pay. Lessee shall not use or allow the Premises to be used for any unlawful purpose, nor shall Lessee cause or maintain or permit any nuisance in, on, or about the Premises. Lessee shall not commit or allow the commission of any waste in, on, or about the Premises. Lessee shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will cause a cancellation of the building insurance or otherwise adversely affect the availability of insurance in any manner. Lessee shall be fully and completely liable to Lessor for, and shall indemnify, defend and hold Lessor harmless from, any and all Claims, Liabilities and Costs incurred by Lessor as a result of Lessee's failure to perform its obligations under this Section 5 of the Lease.

    6.   PARTIALLY NET LEASE; NO SETOFF.


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This Lease is a net lease except for the amount (the "Base Amount") of the real estate taxes and assessments ("Real Estate Taxes") levied against the Premises for the fiscal year ending in the first Lease Year of the Lease Term. In addition to the Base Rent described on Exhibit B, Lessee shall pay all costs and expenses of every character, whether foreseen or unforeseen, ordinary or extraordinary or structural or nonstructural, in connection with the use, operation, maintenance, repair and reconstruction of the Premises other than the Base Amount of Real Estate Taxes. Notwithstanding any other provision of this Lease, it is intended that Base Rent and Supplemental Rent shall be paid without notice, demand, counterclaim, setoff, deduction and without abatement, suspension, deferment, diminution or reduction. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason. Except as otherwise expressly provided herein, Lessee shall pay to the parties respectively entitled thereto, as Supplemental Rent, all utility charges, increases in Real Estate Taxes over the Base Amount, personal property taxes, insurance premiums, operating charges, repair and maintenance charges and any other costs and expenses that may accrue or become due and payable during the Lease Term relating to the Premises or arising from the construction, management, maintenance, preservation or operation of, or from any use, occupancy or activity conducted in, on or about the Premises and any machinery, equipment or other personal property now or hereafter constituting a part of the Premises.

    7.   PROPERTY TAXES AND ASSESSMENTS.

         7.1  REAL ESTATE.  Lessor shall pay all Real Estate Taxes to the
Benton County Tax Collectors on or before the due date. Payment may be by any permitted installment method. Lessee shall pay Lessor Supplemental Rent throughout the Lease Term in the amount, if any, by which the current Real Estate Taxes exceed the Base Amount of Real Estate Taxes. Such Supplemental Rent shall be payable monthly in advance with the Base Rent in the amount Lessor reasonably estimates will be necessary to provide sufficient funds with which to pay any increase over the Base Amount of Real Estate Taxes. As soon as the actual increase is determined, Lessee shall pay Lessor any deficiency in Supplemental Rent upon demand or credit any overpayment to the next due payment of Rent. Any assessments for capital improvements having a useful life extending beyond the Lease Term shall be equitably prorated so that Lessee only pays for increases caused by such assessments to the extent of the useful life of the capital improvement falling within the Lease Term. Real Estate Taxes shall also include any tax, assessment, charge or fee in substitution for or in addition to such real estate taxes or assessments, and/or a tax on rents in substitution for or in addition to such real estate taxes or assessments, but shall not include any income tax assessed against Lessor. Upon request made after the Real Estate Tax


                                        - 8 -

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Statement is received by Lessor each year, Lessor shall provide Lessee with copies of the same and evidence of payment. Lessee shall have the right to contest the amount or validity of the increases in Real Estate Taxes which Lessee is required to pay hereunder, and for that purpose, Lessee shall have the right to file in the name of Lessor all such protests or petitions and to institute and prosecute such proceedings as Lessee may deem necessary for the purpose of such contest. Lessee shall pay the cost of prosecuting such contest. If payment is necessary in order to avoid penalties or interest accruing thereon Lessee must pay the Supplemental Rent with respect to such Real Estate Taxes prior to the resolution of such protest or proceeding. Any refund of any Real Estate Taxes paid indirectly by Lessee through its Supplemental Rent shall be the property of Lessee, and Lessor agrees to pay the same to Lessee promptly in the event payment thereof is initially made to Lessor.

         7.2 PERSONAL PROPERTY. Lessee shall pay promptly when due all personal property taxes assessed during the Lease Term upon Lessee's fixtures, furnishing, equipment and stock in trade or upon the Lessee's leasehold interest under this Lease or upon any other personal property situated in or upon the Premises.

    8.   UTILITIES.

         Lessee agrees to pay for all water, heat, gas, electricity, garbage collection and all other utility services consumed or used by Lessee in connection with its occupancy of the Premises after the Lease Commencement Date. Lessee acknowledges that Lessor shall have no responsibility to provide water, heat, gas, electricity, garbage collection or any other utility service to be consumed or used by Lessee in connection with its occupancy of the Premises.

    9.   SIGNS.

         Lessee may, upon receipt of Lessor's written approval, which approval shall not be unreasonably withheld, at its own expense erect, maintain and illuminate signs on each Facility and elsewhere on the Premises. Any signs installed by Lessee shall be erected and maintained at Lessee's sole cost and expense and shall conform to all applicable rules and regulations of any Governmental Authority and all sign criteria set forth in plans approved by Lessor. At the termination of this Lease, all such signs, symbols and advertising matter attached to or painted upon the exterior of each Facility shall be removed by Lessee at its own expense. Lessee shall repair any damage or injury to the Premises caused by the construction, maintenance or removal of any sign. Lessor hereby grants consent for all signs existing on the Premises as of the Commencement Date of this Lease.

    10.  LESSEE'S REPAIR.


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         10.1 LESSEE'S MAINTENANCE AND REPAIR OBLIGATION.  Lessee shall, at all times during the Lease Term, preserve and maintain the Premises, including parking areas, access drives, landscaping and exterior painting, in good condition and repair. Lessee shall keep and maintain the exterior of each Facility, including structural components, roof membrane, exterior surfaces and all window and door glass in good condition and repair and shall keep and maintain the interior of each Facility, including without limitation, structural components, plumbing, heating, air conditioning and electrical equipment, in good condition and repair during the Lease Term. Lessee agrees to maintain the portion of the Premises that is outside each Facility in good condition and repair, clean, and free of debris, snow and ice, properly landscaped, and adequately lighted when each Facility is open for business. The maintenance and operation of the Premises shall include, without limitation, all general exterior maintenance and repairs, resurfacing, or striping, restriping, cleaning, snow removal, sweeping and janitorial services; maintenance and repair of sidewalks, access drives, curbs and signs, landscaping, irrigation sprinkler systems, lighting, directional signs and other markers and bumpers, storm drainage systems and any other utility systems. Lessee shall fulfill the obligations under this Section 10.1 at its sole cost and expense except to the extent of any items of a capital nature having a useful life in excess of the Lease Term, the cost and expense of which shall be equitably prorated. In the event such a proration results in the Lessor being responsible for a majority of the cost and expense of any such capital items, the Lessor shall also be responsible to do the work. The party doing the work shall have the right to be reimbursed by the other party upon presentation of evidence of Lien free completion of the work

         10.2 REPAIRS BY LESSEE. Lessee may make such repairs to the Premises as Lessee deems desirable, but no repairs to the Premises shall be made which diminish the value of the Premises or impair the structural integrity of the Facilities or materially reduce the size of the Facilities or the number of parking spaces on the Facility Sites (except for any temporary reduction in the size of a Facility or the number of parking spaces in connection with any such repair). All repairs shall be performed in accordance with the provisions of
Article 13. Lessee shall not permit any Liens to be enforced against the Premises for work done or materials furnished by or on behalf of Lessee. Lessee may contest in good faith the validity of any such Lien by appropriate proceedings diligently conducted so long as (a) Lessee establishes and maintains adequate reserves in accordance with generally accepted accounting principles with respect thereto and (b) Lessor's title to the Premises will not be materially adversely affected thereby. Upon a final determination of the validity of any contested Lien, Lessee shall cause the Lien to be satisfied and released of record.

         10.3 CONDITION UPON SURRENDER. Upon expiration of this Lease, Lessee shall surrender possession of the Premises to

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Lessor in good condition, and subject to ordinary physical depreciation and wear and tear, provided such damage was not caused by the willful misconduct of Lessee, and provided further that in the event there is unrepaired damage by fire or other casualty to the Premises at the time Lessee surrenders possession, Lessee shall, at Lessor's option, either (a) restore the damage in accordance with Section 14.1, or (b) pay to Lessor all insurance proceeds received with respect thereto but not yet applied to the restoration of the Premises, and assign the proceeds of all insurance policies covering such damage to Lessor.
Any such assignment of insurance proceeds shall not be construed as to limit Lessee's obligation to repair and restore the Premises as provided for in
Section 14.1. Lessee shall surrender possession of the Facilities with operable mechanical systems and a functioning roof membrane in good condition and repair.

    11.  INDEMNIFICATION

         11.1 GENERALLY. Lessee shall indemnify and hold harmless the Indemnitees from and against any and all third party claims for bodily injury and/or property damage arising from or in connection with any accident, injury or damage whatever even if caused by the negligence of the Indemnitees occurring in, at or upon the Premises; together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses at trial and upon appeal or review. The foregoing indemnity obligation of the Lessee shall be limited to a maximum dollar amount of liability equal to the minimum dollar amount of liability insurance coverage required of the Lessee under this Lease, it being intended that this Section function only as a no-fault allocation of the risks to be covered by the Lessee's liability insurance consistent with the provisions of Section 12 such as the additional insured requirements and the waiver of subrogation rights. Lessee shall maintain liability insurance that covers the Lessee's indemnification obligations under this Lease by means of the contractual liability coverage provisions typically found in comprehensive general liability insurance policies.

         11.2 NOTICE OF AND DEFENDING AGAINST ACTIONS. If any Indemnitee or Lessee shall have knowledge of any Claim hereby indemnified against, such Indemnitee or Lessee, as the case may be, shall give prompt written notice thereof in reasonable detail describing such Claim to Lessee or such Indemnitee, as the case may be, but (a) neither a failure by Lessee so to notify an Indemnitee nor a failure by an Indemnitee so to notify Lessee shall relieve Lessee from any liability which it may have to such Indemnitee, and (b) nothing contained in this sentence shall be construed to limit the right of Lessee to pursue any Claim it may have against such Indemnitee in a court of law or otherwise. Lessee may, at its expense, resist and defend any action, suit or proceeding in respect of which Lessee would be required to indemnify hereunder, or cause the same to be resisted and defended, by counsel for the insurer of the liability or by counsel designated by Lessee and reasonably approved by such Indemnitee. In the event Lessee assumes the defense of any such action, any Indemnitee shall have the right to representation by separate counsel in such action and participate therein, and the fees and expenses of such counsel shall be at the expense of such Indemnitee except that such fees and expenses shall be for the account of Lessee if (i) the representation by such counsel has been specifically authorized by Lessee, or
(ii) the named parties to such action (including any impleaded parties) include both such Indemnitee and Lessee and representation of such Indemnitee and Lessee by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between them. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings (A) while a Lease default or breach of this Lease shall have occurred and be continuing, (B) if such proceedings will involve a material danger of the sale or any risk of forfeiture or loss of, or the creation of any Lien or Encumbrance on the Premises or (C) if such Claim involves the potential imposition of criminal liability on such Indemnitee, or material civil liability on such Indemnitee which Lessee is not obligated to pay or which, in the reasonable opinion of such Indemnitee, Lessee would be unable to pay. Upon the payment in full of any Claim, Liability or Costs pursuant to this Article 11 by Lessee, Lessee shall, to the extent of such payment, be subrogated to any right of the Indemnitee to be indemnified in respect of such matter by any other Person. Any Claim otherwise payable by Lessee hereunder shall be reduced by any amount received by an Indemnitee in respect of such Claim from any other Person, and if such amounts are received by any Indemnitee following Lessee's payment of any Claim such amounts shall be received in trust for and paid over promptly to Lessee. Nothing in this Article 11 shall give any right to any Person other than Lessee and the Indemnitees, including any right of subrogation.

    12.  INSURANCE.

         12.1 Lessee shall maintain insurance in respect of the Premises of the following character:

               (1) property insurance against all risks of direct physical loss, including loss by fire, lightning and other risks which at the time are included under usual and customary extended coverage endorsements in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer of any loss, but in any event not less than one hundred percent (100%) of the actual replacement value of the Facilities. Any deductible amounts under such insurance policies in excess of Fifty Thousand Dollars ($50,000) shall be subject to the approval of Lessor;

               (2) business interruption insurance (or other insurance against loss of rental income) sufficient to protect against loss of revenues in an aggregate amount equal to the sum of Base Rent, the anticipated increase in Real Estate Taxes over the Base Amount of Real Estate Taxes, insurance premiums and any other Supplemental Rent payable under this Lease for one year with a maximum deductible of 30 days' Rent;

               (3) commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises, and any claims arising out of the ownership, operation, maintenance, condition and use of the Premises, in the minimum amount of Two Million Dollars ($2,000,000) for each occurrence, and additional coverage of not less than Eight Million Dollars ($8,000,000) under an umbrella liability policy, subject to a deductible of up to Fifty Thousand Dollars ($50,000) per occurrence, or in such greater amounts as shall be approved by Lessor. The insurance coverage required by the preceding sentence may be provided in a combined single limit policy in the minimum amount of Two Million Dollars ($2,000,000);

              (4) to the extent required by the law of the state in which the Premises are located, worker's compensation insurance, including employer's liability, disability and similar insurance as required by Oregon law;

              (5) during any period of construction on any portion of the Premises, builder's risk insurance on a completed value, nonreporting basis for the total cost of such alterations or improvements and worker's compensation insurance as required by applicable law. Any deductible amounts exceeding Fifty Thousand Dollars ($50,000) under the builder's risk policy shall be subject to the approval of Lessor.

Such insurance shall be written by companies which are rated "B VII" or above by A.M. Best Company (or a comparable rating by any comparable successor rating agency) and which are legally qualified to issue such insurance. If the Premises or any part thereof shall be damaged or destroyed, and if the estimated cost of rebuilding, replacing or repairing the same shall exceed One Hundred Thousand Dollars ($100,000), Lessee shall promptly notify Lessor.

         12.2 Every such policy shall:

               (1) designate, except in the case of workers' compensation insurance and employer liability insurance, Lessor as additional insured and loss payee;

               (2) provide (except for workers' compensation, public and employer liability insurance) that (i) all insurance proceeds in excess of $5,000 per event of loss shall be payable to Lessor to be held and, unless a Lease default or breach of this Lease shall have occurred and be continuing, applied as provided in Article 14, (ii) insurance proceeds for any losses (in excess of permitted deductibles) of less than One Hundred Thousand Dollars ($100,000) shall be adjusted with Lessee provided there is no Lease default or breach of this Lease (in which case such proceeds shall be adjusted with Lessor), and (iii) all insurance proceeds for losses (in excess of permitted deductibles) of One Hundred Thousand Dollars ($100,000) or more shall be adjusted with Lessor and Lessee;

              (3) provide that there shall be no recourse against Lessor for the payment of premiums or commissions or (if such policies provide for the payment thereof) additional premiums or assessments;

              (4) provide that such insurance shall be primary insurance without any right of contribution from any other insurance carried by Lessor, and that all provisions thereof, except the limits of liability (which shall be applicable to all insurers as a group) and liability for premiums (which shall be solely a liability of Lessee), shall operate in the same manner as if there were a separate policy covering each insured;

              (5)  provide that Lessor will be furnished with at least thirty
(30) days advance written notice of any material change or cancellation or expiration or non-renewal of coverage, and that such material change, cancellation or expiration shall not be effective as to Lessor prior to the expiration of such period after notice to Lessor;

              (6) waive any right of subrogation of the insurers thereunder against Lessor or any other Indemnitees, and any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, with respect to any liability of any such person insured under such policy; and

              (7) provide that any losses recovered under the insurance described in this Article 12 shall not be invalidated notwithstanding (A) any act, failure to act or negligence or violation of warranties, declarations, or conditions contained in such policy by any named insured or owner of the property, (B) the occupation or use of the Premises for purposes more hazardous than permitted by the terms thereof, (C) any foreclosure or other action or proceeding or notice of sale relating to the property or, (D) any change in title or ownership of the property.

         12.3 Within forty-five (45) days after the end of each Fiscal Year of Lessee, Lessee shall deliver to Lessor (i) a list prepared as of the last day of such Fiscal Year describing all insurance maintained in accordance with this
Article 12 (and in
particular describing risks insured against, coverage, amounts, deductibles, the identity of insurers and expiration dates) and (ii) a certificate of a Responsible Officer of Lessee, confirmed by an insurance certificate of the respective insurers, to the effect that all premiums due under such policies have been paid in full and that such insurance meets all requirements of this
Article 12.

         12.4 Lessee will deliver to Lessor, promptly upon any request therefor, (i) the originals or copies certified by the insurer of all policies evidencing all insurance required to be maintained under this Article 12 and
(ii) evidence as to the payment of all premiums due thereon; PROVIDED that Lessor shall not be deemed by reason of Lessor's respective custody of such policies to have knowledge of the contents thereof. Lessee shall deliver to Lessor a new policy or certificate evidencing such new policy as replacement for any expiring policy at least 30 days prior to the date of such expiration.

         12.5 Lessor shall have the right (but not the obligation), at its expense, to obtain any insurance in respect of the Premises or any part thereof; PROVIDED, HOWEVER, that such insurance shall not be for the benefit of Lessee; and PROVIDED, FURTHER, that the insurance maintained by Lessee in accordance with the requirements of this Article 12 shall at all times be primary.

         12.6 Any separate policies of insurance obtained or carried by Lessor pursuant to Section 12.5 above shall not be concurrent in form or contributing in the event of loss with those required to be maintained by Lessee in accordance with this Article 12 and shall not prejudice or reduce the proceeds of the insurance required to be maintained by Lessee under this
Article 12.

         12.7 In addition to the foregoing, if Lessee shall be in default in respect of its obligations to obtain insurance pursuant to this Article 12, Lessor shall have the right (but not the obligation), and without, in any way, limiting or otherwise modifying any other rights or remedies of Lessor under this Lease by reason of such default or otherwise, to obtain such insurance at the expense of Lessee and, in such event, Lessee shall reimburse Lessor upon demand for the cost thereof, together (to the extent permitted by Applicable
Law) with interest thereon at the Overdue Rate.

         12.8 Lessee shall notify Lessor of any insurer (other than insurers providing insurance on the Lease Commencement Date), each of which must be approved by Lessor.

    13.  ALTERATIONS.

         13.1 IMPROVEMENTS BY LESSOR. Lessor, at Lessor's expense, agrees that Lessor will remodel the Asbury Building in accordance with plans and specification prepared by E. B. Architects and identified as Construction Documents, Volume 1: Project Manual, and Volume 2:
Detail Manual, both dated July 15, 1994, together with Addendum No. 1 dated August 3, 1994 and Addendum No. 2 dated August 26, 1994. Lessor will use its best efforts to complete such work by January 1, 1997, subject to delays beyond the reasonable control of Lessor.

         13.2 REQUIREMENTS. Lessee shall not make or suffer to be made any Alterations in, on, or to the Premises or any part thereof which will cost in excess of $5,000.00 without the prior written consent of Lessor, which consent will not be unreasonably withheld or delayed. If Lessor fails to respond within 30 days of receipt of any written request for consent to Alterations, the Alterations shall be deemed to have been approved provided that the written request contains a prominent warning of the date which is the deadline and that failure to respond by such deadline will constitute deemed consent pursuant to this Section of the Lease. Any such Alterations in, on, or to the Premises, except for Lessee's movable furniture and equipment, shall immediately become Lessor's property and, at the end of the term hereof, shall remain on the Premises without compensation to Lessee. In the event Lessor consents to the making of any such Alterations by Lessee, the same shall be made by Lessee, at Lessee's sole cost and expense, in accordance with plans and specifications approved by Lessor, and any contractor or person selected by Lessee to make the same must first be approved in writing by Lessor. If the Alterations shall be made by Lessor for Lessee's account, Lessee shall reimburse Lessor for the cost thereof within twenty (20) days after receipt of a statement, setting forth the actual cost of such Alterations. In any event Lessee shall pay Lessor a reasonable administrative charge. If removal was reasonably made a condition of the consent to the alterations, upon the expiration or sooner termination of the Lease Term, Lessee shall, upon demand by Lessor, at Lessee's sole cost and expense forthwith and with all due diligence, remove any or all Alterations made by or for the account of Lessee designated by Lessor to be removed, and Lessee shall forthwith, and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, subject to ordinary wear and tear.

         13.3 PAYMENT. Lessee, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Lessee, or any other person claiming through or under Lessee, which shall be issued by any public authority having or asserting jurisdiction. Lessee, at its expense, shall procure the satisfaction or discharge of any and all mechanic's and other liens filed in connection with Alterations, or any other work, labor, services or materials done for or supplied by Lessee, or any person claiming through or under Lessee, including, without limitation, security interests in any materials, fixtures or articles so installed in an constituting part of the Leased Premise within fifteen (15) days after the filing thereof. Nothing herein contained shall prevent Lessee from contesting, in good faith and at its own expense, any notice of violation or lien provided Lessee posts for the protection of Lessor security acceptable to Lessor. Without limitation on the generality of the foregoing, if requested by Lessor, Lessee shall cause the removal of any such lien by depositing with the applicable court the statutory amount required in order to remove such lien.

     14.  DAMAGE OR DESTRUCTION.

          14.1 DAMAGE. Lessee assumes the risk of loss or damage to the Facilities resulting from fire or any other peril whatsoever, whether insured or uninsured and whether partial damage or total destruction. Except as otherwise expressly provided in this Lease, in case of damage to or destruction of the Facilities, this Lease shall continue in effect and Lessee's obligation to pay Base Rent and Supplemental Rent shall continue without reduction or abatement and Lessee shall, at its sole cost and expense, as soon as is reasonably possible and regardless of the availability of insurance proceeds, repair and restore the Facilities substantially to the condition of the Facilities immediately prior to such damage or destruction. If the damage or destruction occurs when less than 5 years remains on the lease term and the damage or destruction to a particular Facility exceeds 50% of the value of the same then this Lease may be terminated by Lessee but only with respect to the damaged or destroyed Facility, and in such event the insurance proceeds shall be delivered to the Lessor. Any such termination shall be by notice given to Lessor within 30 days after the damage or destruction occurs. The notice shall contain satisfactory evidence of the percentage of damage or destruction exceeds 50% and shall be conditioned upon delivery of the insurance proceeds to the Lessor.

          14.2 DISPOSITION OF PROCEEDS UPON AN EVENT OF LOSS. Upon any Event of Loss, any Insurance Proceeds or any payments received at any time by Lessor or by Lessee from any Governmental Authority or other Person (except Lessee) as a result of the occurrence of an Event of Loss (including all Net Proceeds) shall be either retained by Lessor or promptly paid to Lessor, as the case may be, for application pursuant to the following provisions of Section 14.3.

          14.3 DISPOSITION OF PROCEEDS FOR REPAIR. If Lessee is obligated to repair or restore the Premises pursuant to Section 14.2 or Section 15.2, as the case may be, upon the occurrence of any Event of Loss, all payments retained by or made to Lessor pursuant to Section 14.2 shall be applied directly in payment for repairs or restoration of the property in respect of which such payment was received to the extent necessary so that the fair market sales value of each Facility after such repair or replacement shall be at least equal to the fair market sales value immediately prior to the occurrence of such Event of Loss, if not already paid for by Lessee, or, if already paid for by Lessee, shall be applied to reimburse Lessee for such payment. Lessor shall have no obligation to use such funds to pay for such repair or restoration until Lessor shall have received a written request by Lessee accompanied by Lessee's certificate showing in reasonable detail the nature of such repair and restoration, the actual cash expenditures made to date for such repair and restoration, the estimated cost to complete such repair and restoration (including the payment of Rent during the period of repair) and stating that no Lease default or breach of this Lease has occurred and is continuing. Notwithstanding the foregoing, should the estimated cost to complete such repair and restoration (including the Rent payable during the period of repair) exceed the amount of the Net Proceeds available to Lessor as a result of such Event of Loss, Lessor shall not have any obligation to make payments to Lessee until Lessee shall have deposited with Lessor, an amount equal to the difference between such estimated cost and the amounts available to Lessor as a result of such Event of Loss. Lessee shall deposit such difference with Lessor within ten (10) Business Days after Lessee receives notice or becomes aware of such deficiency.

          14.4 DEPOSIT OF PROCEEDS WITH LESSOR.  Any amount referred to in
Article 14 or Article 15, which is payable to Lessee shall not be paid to Lessee or, if it has been previously paid directly to Lessee, shall not be retained by Lessee, but shall be paid to and held by Lessor, as security for the obligations of Lessee under the Lease except for proceeds of $5000.00 or less.

          14.5 MUTUAL RELEASE FOR INSURED DAMAGE. Lessor and Lessee hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation for any loss or damage to property caused by fire or any other peril covered by insurance, regardless of origin or cause, even if such fire or other peril shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall apply only to the extent such insurance proceeds are available and only with respect to loss or damage occurring during such time as the policies insuring the releasor contain a waiver of subrogation clause or endorsement providing that any such release shall not impair the policies or prejudice the right of the releasor to recover thereunder. Lessor (to the extent Lessor maintains any insurance with respect to the Premises) and Lessee each agrees that it shall cause its insurance carriers to include in its policies such a waiver of subrogation clause or endorsement.

      15. CONDEMNATION. For purposes of this Article 15, the term "Substantial Taking" shall mean (a) the Condemnation of an entire Facility or (b) the Condemnation of so much of a Facility or Facility Site that the following conditions result:

                (a) The remaining portion of the Facility would not be usable by Lessee for the purpose for which the Facility was being used immediately prior to the Condemnation, or if no Facility existed on the Facility Site or the Facility was not being used at such time, then for the purpose for which Lessee reasonably and in good faith intended to use such part of the Premises; and

                (b) The remaining portion of any Facility partially taken by Condemnation cannot be repaired or reconstructed, using the condemnation proceeds, to constitute a viable and complete Facility usable by the Lessee in the manner described in (a) above.

           15.1 PARTIAL TAKING. If during the Lease Term less than all of a Facility shall be taken by Condemnation (and no Substantial Taking occurs), this Lease shall not terminate but shall continue in full force and effect for the remainder of the Lease Term then in effect with an equitable reduction in Rent. In the event the Parties cannot agree on the reduction then the matter shall be arbitrated in the same manner as the adjustment of Base Rent pursuant to Section 2.3, above. The term "Partial Taking" means any Condemnation that is not a Substantial Taking. The Condemnation award for such Partial Taking shall be paid to and held by Lessor, and applied as set forth in Section 14.3, and Lessee shall, using the award, forthwith restore (as nearly as possible) the Premises to substantially its condition and value prior to the Condemnation. Lessee shall, whether or not the funds received are sufficient, pay the cost to make needed improvements and repairs to the Premises. If the amount of such award is not sufficient to pay the cost of all needed repairs or replacements, Lessee shall provide the additional funds required. In the event that such Condemnation award exceeds the cost of all needed repairs or replacement, then, the excess award shall be payable to Lessor.

           15.2 TEMPORARY TAKING. In the event of a Condemnation of all or a portion of the Premises for a temporary use for a period of less than six months ("Temporary Taking"), this Lease and the Lease Term shall continue and the Rent shall be paid by Lessee without reduction or abatement. Lessee shall continue for the duration of the Temporary Taking to perform and observe all of the covenants, agreements, terms and conditions of this Lease. Lessee shall be entitled to receive the entire amount of any proceeds with respect to such Temporary Taking, whether paid by way of damages, rent or otherwise; provided, however, if the period of Temporary Taking extends beyond the Lease Term, the proceeds or award shall be apportioned to and divided between Lessor and Lessee as of the expiration date of the Lease Term.

Lessee covenants that upon termination of any such Temporary Taking, if this Lease has not expired or otherwise terminated, it will restore the Premises to the extent possible, to the same character as existed immediately prior to such Temporary Taking.

          15.3 CONDEMNATION AWARD UPON SUBSTANTIAL TAKING. The amount of damages resulting to Lessor and Lessee and to the respective interests of Lessor and Lessee in the Premises by reason of Condemnation shall be separately determined and computed by the court having jurisdiction of such Condemnation proceedings. Separate awards and judgments shall be made with respect to the damage to Lessor and Lessee. The awards shall be paid separately to Lessor and Lessee in accordance with this provision. In the event Lessor's damages and Lessee's damages, and the awards therefor, cannot, or will not, be separately determined and computed by such court, the award granted with respect to such Condemnation proceedings shall be divided between Lessor and Lessee as set forth below. The Lessor's portion of the award is to compensate the Lessor for the loss of rental and damage to or loss of the value of Lessor's right of reversion hereunder. The Lessee's portion of the award is to compensate Lessee for damage to or loss of the value of its leasehold estate.

     16.  LEASE EVENTS OF DEFAULT; REMEDIES.

          16.1 LEASE EVENTS OF DEFAULTS. The following shall constitute a breach of this Lease:

                (a) Lessee shall default in the payment of Base Rent or Supplemental Rent when due under the terms of this Lease, and such default shall continue for a period of five (5) Business days after notice from Lessor that the same is past due; or

                (b) Lessee shall default in the due and punctual performance of or compliance with any covenant, condition or agreement to be performed or observed by it under any provision hereof and any such failure shall continue unremedied for thirty (30) days after notice of the same; PROVIDED, HOWEVER, that if any such default (excluding any default in the performance of any provision that cannot be cured by any action on the part of Lessee) cannot be cured with the payment of money and cannot with diligence be cured within such notice and grace period, such period shall be extended for an additional period, not to exceed ninety (90) days in the aggregate, as may be reasonably necessary to cure such default, if during such additional period (i) Lessee shall be diligently pursuing such remedy and (ii) such extension shall not result in (A) a material risk of sale or forfeiture of the Premises, or (B) a material risk of nonpayment of Rent; or

                (c) The making by Lessee of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days);
(iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) insolvency. Upon request, Lessee shall provide financial statements to Lessor.

           16.2 LESSOR'S REMEDIES. In the event of any default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

               16.2.1 Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; and the excess of the value of all Lessee's obligations under this Lease from the date of default to the end of the term over the reasonable rental value of the Premises for the same period, the net result to be discounted to the date of default at a reasonable rate. Lessor shall use reasonable efforts to mitigate its damages by reletting the Premises as soon as possible after the Lessee abandons or is evicted from the Premises.

               16.2.2 Unless Lessee has abandoned the Premises, maintain Lessee's right to possession, in which case this Lease shall continue in effect. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

               16.2.3 Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of Oregon.

     16.3 DEFAULT BY LESSOR. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within thirty (30) days after written notice by Lessee to Lessor specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

     16.4 ADDITIONAL RIGHTS OF LESSOR.

           (a) If Lessee shall be in default in the observance or performance of any term or covenant on Lessee's part to be observed or performed under any of the provisions of this Lease then, without thereby waiving such default, Lessor may, but shall be under no obligation to, take all action, including, without limitation, entry upon the Premises, to perform the obligation of Lessee hereunder immediately and without notice in the case of any emergency or failure to provide insurance and upon five (5) days notice to Lessee in other cases. All reasonable expenses incurred by Lessor in connection therewith, including, without limitation, attorneys' fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings) shall constitute Supplemental Rent and shall be paid by Lessee to Lessor upon demand.

           (b) If Lessee shall be in default in the performance of any of its obligation hereunder, Lessee shall pay to Lessor on demand, all reasonable expenses incurred by Lessor as a result thereof, including, without limitation, reasonable attorneys' fees and expenses (including, without limitation, those incurred in connection with any appellate or review proceedings).

           (c) If Lessee shall fail to pay when due any Base Rent or Supplemental Rent, Lessor shall be entitled to collect from Lessee as Supplemental Rent, and Lessee shall pay to Lessor, in addition to such Base Rent and Supplemental Rent, interest accrued on such amounts from the respective dates on which any such amounts became due and payable at the Overdue Rate.

           16.5 MASTER LEASE. This Lease Agreement represents a Master Lease covering multiple Facilities and Facility Sites. Each provision of this Lease shall apply to any Facility or Facility Site individually and to the entire Premises. Any Lease default or breach of this Lease shall grant Lessor all of the rights and remedies granted in this Lease, including without limitation, the remedies set forth in this Article 16 with respect to all or any part of the Premises without limitation, notwithstanding the fact that such Lease default or breach of this Lease may pertain to less than all of the Facilities or Facility Sites which make up the Premises.

     17.  ATTORNEYS' FEES.

           If either party to this Lease is required to initiate or defend litigation or arbitration in any way connected with this Lease, the prevailing party in such litigation in addition to any other relief which may be granted, shall be entitled to an award of reasonable attorneys' fees. If either party to this Lease is required to initiate or defend litigation or arbitration with a third party as the result of the violation of any term or provision of this Lease by the other party to this Lease, then the party so litigating or arbitrating shall be entitled to reasonable attorneys' fees from the other party to this Lease. Attorneys' fees shall include attorneys' fees on any appeal or review, and in addition a party entitled to attorneys' fees shall be entitled to all other reasonable and necessary costs incurred in such litigation or arbitration. All such fees shall be deemed to have accrued when incurred and shall be enforceable whether or not such action is prosecuted to judgment. Venue of any such action shall be Benton County, Oregon.

     18.  ASSIGNMENT AND SUBLETTING.

          18.1 Lessee shall not sell, assign, sublet or otherwise transfer by operation of law or otherwise this Lease or any interest herein, or the Premises or any portion thereof, without the prior written consent of Lessor nor shall Lessee permit any lien to be placed on the Lessee's interest by operation of law. Any change in effective control of a corporation, partnership or other artificial entity which is the Lessee shall be deemed a transfer of this Lease. Any transfer hereunder by Lessee shall not result in Lessee being released or discharged from any liability under this Lease, such liability to be unconditional irrespective of any circumstances whatsoever which might constitute a legal or equitable discharge or defense of a surety or guarantor, and Lessee hereby waives any rights it may now have or hereafter acquire to avoid any such obligations by reason of any transfer or any circumstances arising from any transfer. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of Article 18 of this Lease shall be void.

          18.2 Lessee shall, by written notice, advise Lessor of its desire from and after a stated date (which shall not be less than thirty (30) days nor more than ninety (90) days after the date of Lessee's notice) to transfer its interest in the Premises or any portion thereof for any part of the term hereof; and such notice by Lessee shall state the name and address of the proposed transferee, and Lessee shall deliver to Lessor a true and complete copy of the proposed transfer instrument with the notice. Any sublease of the Premises shall be expressly subject and subordinate to all the terms and conditions of this Lease (including without limitation, the rights of Lessor to enforce the remedies contained in this Lease) and be satisfactory to Lessor in form and content.

          18.3 Lessor shall not unreasonably withhold or delay its consent to any proposed transfer of Lessee's interest in the Premises, but Lessee acknowledges that Lessor has entered into this Lease of the Premises on the condition that the Premises be used for the practice of medicine as required and limited by the terms and provisions of Section 5 of this Lease, and a change of use would be reason to withhold such consent. If Lessor fails to respond within 30 days of receipt of any written request for consent to transfer, the transfer shall be deemed to have been approved provided that the written request contains a prominent warning of the date which is the deadline and that failure to respond by such deadline will constitute deemed consent pursuant to this Section of the Lease.

          18.4 Lessee agrees to indemnify against, and hold Lessor harmless from, any and all reasonable out-of-pocket attorneys' fees, expenses, claims, demands and liabilities, of whatever nature, relating to or in any way arising out of any such proposed or actual Transfer.

          18.5 Lessor may assign its interest under this Lease. If Lessor assigns its interest under this Lease together with fee title to the Premises, Lessor shall be relieved of any and all future obligations and liabilities under this Lease accruing from and after the date of such conveyance, and Lessee shall deliver to Lessor a written release so stating, provided that any assignee or successor of Lessor shall provide Lessee with a written assumption agreement for the benefit of Lessee and Lessor whereby such assignee or successor assumes and agrees to punctually perform all of the obligations and liabilities of Lessor.

          18.6 Lessee shall have the right, in addition to any other rights granted and without any requirement to obtain Lessor's consent, to mortgage or grant a security interest in Lessee's interest in this Lease, the Premises, the Facilities and any subleases, under one or more leasehold mortgages to one or more Lending Institutions, as defined, and/or under one or more purchase money leasehold mortgages, and to assign this Lease and any subleases as collateral security for such leasehold mortgages on the condition that all rights acquired under such leasehold mortgages shall be subject to each and all of the covenants, conditions, and restrictions set forth in this Lease and to all rights and interests of Lessor, none of which covenants, conditions, restrictions, rights, or interests is or shall be waived by Lessor by reason of the right given to mortgage or grant a security interest in Lessee's interest in this Lease, the Premises, the Facilities and any subleases, except as expressly provided otherwise.

          18.7 Any mortgage made pursuant to this section is referred to as a "Permitted Leasehold Mortgage," and the holder of or secured party under a Permitted Leasehold Mortgage is referred to as a "Permitted Leasehold Mortgagee." The Permitted Leasehold Mortgage that is prior in lien or interest among those in effect is referred to as the "First Leasehold Mortgage," and the holder of or secured party under the First Leasehold Mortgage is referred to as the "First Leasehold Mortgagee." For the purposes of any rights created under this section, any so-called wraparound lender shall be considered a First Leasehold Mortgagee. If a First Leasehold Mortgage and a Permitted Leasehold Mortgage that is second in priority in lien or interest among those in effect are both held by the same Permitted Leasehold Mortgagee, the two Permitted Leasehold Mortgages are collectively referred to as the "First Leasehold Mortgage." A "Permitted Leasehold Mortgage" includes, without limitation, mortgages and trust deeds as well as financing statements, security agreements, and other documentation that the lender may require.

          18.8 If a Permitted Leasehold Mortgagee sends to Lessor a true copy of its leasehold mortgage, together with written notice specifying the name and address of the Permitted Leasehold Mortgagee, then as long as such Permitted Leasehold Mortgage remains unsatisfied of record or until written notice of satisfaction is given by the holder to Lessor, the following provisions shall apply (in respect of such Permitted Leasehold Mortgage and of any other Permitted Leasehold Mortgages):

          18.8.1 Except as expressly provided otherwise below, there shall be no cancellation, termination, surrender, acceptance of surrender, amendment, or modification of this Lease without in each case the prior consent in writing of the Permitted Leasehold Mortgagee. Nor shall any merger result from the acquisition by, or devolution upon, any one entity of the fee and the leasehold estates in the Premises.

          18.8.2 Lessor shall, upon serving Lessee with any notice, whether of default or any other matter, simultaneously serve a copy of such notice on the Permitted Leasehold Mortgagee, and no such notice to Lessee shall be deemed given unless a copy is so served on the Permitted Leasehold Mortgagee in the manner provided in this Lease for giving notices.

          18.8.3 In the event of any default by Lessee under this Lease, each Permitted Leasehold Mortgagee has the same period as Lessee has, plus 30 days, after service of notice on it of such default, to remedy or cause to be remedied or commence to remedy and complete the remedy of the default complained of for such default, and Lessor shall accept such performance by or at the instigation of such Permitted Leasehold Mortgagee as if the same had been done by Lessee. Each notice of default given by Lessor will state the amounts of whatever Rent are then claimed to be in default.

          18.8.4 If Lessor elects to terminate this Lease by reason of any default of Lessee, the Permitted Leasehold Mortgagee, in addition to the rights granted under the preceding Section, shall also have the right to postpone and extend the specified date for the termination of this Lease as fixed by Lessor in its notice of termination, for a period of six months, provided that the Permitted Leasehold Mortgagee shall cure or cause to be cured any then-existing defaults in payment of Rent and meanwhile pay the Rent, and provided further that the Permitted Leasehold Mortgagee shall forthwith take steps to acquire or sell Lessee's interest in this Lease by foreclosure of the Permitted Leasehold Mortgage or otherwise and shall prosecute the same to completion with all due diligence. If, at the end of the six-month period, the Permitted Leasehold Mortgagee is actively engaged in steps to acquire or sell Lessee's interest, the time of the Permitted Leasehold Mortgagee to comply with the provisions of this Section 18 shall be extended for such period as is reasonably necessary to complete such steps with reasonable diligence and continuity.

          18.8.5 Lessor agrees that the name of the Permitted Leasehold Mortgagee may be added to the "Loss Payable Endorsement" of any and all insurance policies required to be carried by Lessee or Lessor.

          18.8.6 Lessor agrees that in the event of termination of this Lease by reason of any default by Lessee, Lessor will enter into a new lease of the Premises with the Permitted Leasehold Mortgagee or its nominee, for the remainder of the Term, effective on the date of such termination, at the Rent and on the terms, provisions, covenants, and agreements contained in this Lease and subject only to the same conditions of title as this Lease is subject to on the date this Lease is executed, and to the rights, if any, of any parties then in possession of any part of the Premises, provided:

          A. The Permitted Leasehold Mortgagee or its nominee shall make written request on Lessor for such new lease within 15 days after the date of termination indicated in the notice of termination given to Permitted Leasehold Mortgagee and such written request shall be accompanied by payment to Lessor of Rent then due to Lessor under this Lease.

          B. The Permitted Leasehold Mortgagee or its nominee shall pay to Lessor, at the time the new lease is executed and delivered, any and all Rent that would be due at the time of the execution and delivery of the new lease pursuant to this Lease but for such termination, and in addition any expenses, including reasonable attorney fees, to which Lessor shall have been subjected by reason of such default.

          C. The Permitted Leasehold Mortgagee or its nominee shall perform and observe all covenants contained in this Lease on Lessee's part to be performed and further shall remedy any other conditions that Lessee under the terminated Lease was obligated to perform; and on execution and delivery of such new lease, any subleases that may have been assigned and transferred previously by Lessee to Lessor, as security under this Lease, shall then be held by Lessor as security for the performance of all the obligations of lessee under the new lease.

           D. Lessor shall not warrant possession of the Premises or the Improvements to lessee under the new lease.

           E. Such new lease shall be expressly made subject to the rights, if any, of Lessee under the terminated Lease.

           F. The lessee under such new lease shall have the same right, title, and interest in and to the Improvements on the Premises as Lessee had under the terminated Lease.

           18.8.7 Nothing contained in this Lease requires the Permitted Leasehold Mortgagee or its nominee to cure any default that occurs as a result of the status of Lessee, such as Lessee's bankruptcy or insolvency, or to discharge any lien, charge, or encumbrance against Lessee's interest in this Lease junior in priority to the lien of the Permitted Leasehold Mortgage.

           18.8.8 Lessor agrees to amend this Lease from time to time to the extent reasonably requested by a Lending Institution proposing to make Lessee a loan secured by a Permitted Leasehold Mortgage, provided that such proposed amendments do not materially and adversely affect the right of Lessor or Lessor's interest in the Premises. All reasonable expenses incurred by Lessor in connection with any such amendment shall be paid by Lessee.

           18.8.9 The First Leasehold Mortgagee shall be given notice of any arbitration or other proceeding or dispute by or between the parties and shall have the right to intervene and be made a party to any such arbitration or other proceeding. In any event, each Permitted Leasehold Mortgagee shall receive notice of, and a copy of, any award or decision made in the arbitration or other proceeding.

           18.8.10 Any award or payment in condemnation or eminent domain in respect of the Premises or Improvements shall be paid to the First Leasehold Mortgagee for the benefit of the parties and applied in the manner specified in this Lease.

           18.8.11 No fire or casualty loss claims shall be settled and no agreement will be made in respect of any award or payment in condemnation or eminent domain without in each case the prior written consent of the First Leasehold Mortgagee.

           18.8.12 No liability for the payment of Rent or the performance of any of Lessee's covenants and agreements shall attach to or be imposed on the Permitted Leasehold Mortgagee (other than any obligations assumed by the Permitted Leasehold Mortgagee), all such liability (other than any obligations assumed by the Permitted Leasehold Mortgagee) being expressly waived by Lessor.

           18.8.13 Lessor, within 10 days after a request in writing by Lessee or any Permitted Leasehold Mortgagee, shall furnish a written statement, duly acknowledged, that this Lease is in full force and effect and unamended, or if there are any amendments, such statement will specify the amendments, and that there are no defaults by Lessee that are known to Lessor, or if there are any known defaults, such statement shall specify the defaults Lessor claims exist.

          18.8.14 No payment made to Lessor by any Permitted Leasehold Mortgagee shall constitute agreement that such payment was, in fact, due under the terms of this Lease; and the Permitted Leasehold Mortgagee having made any payment to Lessor pursuant to Lessor's wrongful, improper, or mistaken notice or demand shall be entitled to the return of any such payment or portion, provided it shall have made demand not later than one year after the date of its payment.

          18.8.15 Lessor, on request, shall execute, acknowledge, and deliver to each Permitted Leasehold Mortgagee an agreement prepared at the sole cost and expense of Lessee, in form satisfactory to the Permitted Leasehold Mortgagee and Lessor, among Lessor, Lessee, and the Permitted Leasehold Mortgagee, agreeing to all the provisions of this section.

          18.8.16 Lessor shall at no time be required to subordinate its fee simple interest in the Premises to the lien of any leasehold mortgage, nor to mortgage its fee simple interest in the Premises as collateral or additional security for any leasehold mortgage. Lessor shall attorn to any Permitted Leasehold Mortgagee or any other person who becomes Lessee by, through, or under a Permitted Leasehold Mortgage.

          18.8.17 If Lessee is declared bankrupt or insolvent and this Lease is thereafter lawfully cancelled or rejected, Lessor shall immediately execute a new lease under the same terms and conditions as this Lease to the Permitted Leasehold Mortgagee or its nominee, provided that all defaults under this Lease except the bankruptcy or insolvency of Lessee be cured by the Permitted Leasehold Mortgagee or its nominee.

     19.  TRADE FIXTURES AND PERSONAL PROPERTY.

          19.1 LESSOR'S PROPERTY. All fixtures, carpeting, equipment, improvements and appurtenances attached to or built into each Facility at the commencement of or during the Lease Term, whether or not by or at the expense of Lessee, shall be and remain a part of each Facility, shall be deemed the property of Lessor and shall not be removed by Lessee, except as provided in
Section 19.2.

          19.2 LESSEE'S PROPERTY. All business and trade fixtures, machinery and equipment, communications equipment and office equipment which are installed in each Facility by or for the account of Lessee without expense to Lessor and which can be removed without structural damage to each Facility and all furniture, furnishings (excluding window coverings) and other articles of movable personal property owned by Lessee and located in each Facility (herein collectively called "Lessee's Property") shall be and remain the property of Lessee and may be removed by Lessee at any time during the term of this Lease; provided, that if any of Lessee's Property is removed, Lessee shall repair or pay the cost of repairing any damage to each Facility resulting from such installation and/or removal. Any equipment or other property for which Lessor shall have granted any allowance or credit to Lessee shall be deemed not to have been installed by or for the account of Lessee without expense to Lessor, shall not be considered Lessee's Property, and shall be deemed the property of Lessor.

          19.3 ABANDONMENT. Any items of Lessee's Property which shall remain in a Facility after the expiration date of this Lease, or after a period of fifteen (15) days following an earlier termination date, at the option of Lessor, may be deemed to have been abandoned, and in such case such items may be retained by Lessor, without accountability, in such manner as Lessor shall determine at Lessee's expense.

     20.  MEMORANDUM OF LEASE.

          This Lease shall not be recorded, but upon the request of either party, a Memorandum of Lease, in the form attached hereto as Exhibit C, shall be executed and acknowledged by the parties and recorded in the county where the Premises are located with information sufficient to satisfy any reasonable request of any Permitted Leasehold Mortgagee.

     21.  NOTICES.

          Any notice provided for herein shall be given by personal delivery or by certified United States Mail, return receipt requested, postage prepaid or by reputable overnight delivery, addressed, if to Lessor,to:

          HealthCare Partners, LLC
          Good Samaritan Hospital
          3600 NW Samaritan Drive
          Corvallis, OR 97339

with a copy of any Lessor notice to:

          Eugene L. Grant, Esq.
          Schwabe Williamson & Wyatt
          1211 SW Fifth Avenue, Suite 1600-1800
          Portland, Oregon  97204
and, if to Lessee:

          The Corvallis Clinic, P.C.
          3680 N.W. Samaritan Drive
          Corvallis, OR 97330

with a copy of any Lessee notice to:

          Howard Feuerstein, Esq.
          Stoel Rives Boley Jones & Grey
          900 S.W. Fifth, Suite 2300
          Portland, OR 97204

All notices under this Lease shall be in writing and shall be effective upon receipt. The person and the place to which notices are to be mailed may be changed by either party by notice to the other.

     22.  RIGHTS OF SUCCESSORS.

          All rights and obligations under this Lease shall bind, and inure to the benefit of, the parties hereto and their successors and permitted assigns.

     23.  HOLDOVER.

          If the Lessee shall hold over following the expiration of the Lease Term, such holding over shall be on a month-to-month tenancy under the terms of this Lease, except that the monthly Rent payable hereunder shall be 150% of the Rent payable during the most recent Lease Term, provided, however, that if Lessor shall have given notice to Lessee that the Premises or any portion thereof have been relet and the deadline by which possession of the Premises or portion thereof is needed in order to avoid a default on the Lessor's obligations to prepare and deliver the same to the new occupant then Lessee shall be liable for Lessor's consequential damages if the failure to return the Premises to Lessor results in a loss, claim, damage, or expense to or from any such third party. Upon request, Lessor shall provide satisfactory evidence to Lessee of the need for the deadline specified in Lessor's warning notice. Lessee's removal of trade fixtures from the Premises after expiration of the Lease Term as provided in Article 19 shall not create a holdover tenancy.

     24.  SUBORDINATION AND ESTOPPEL.

          24.1 CONDITIONAL AGREEMENT TO SUBORDINATE. In the event Lessor places a mortgage or trust deed ("Mortgage") on the Premises and the holder thereof ("Mortgagee") requires that this Lease be subordinate thereto, Lessee agrees to subordinate this Lease to the Mortgage, provided the Mortgagee executes an agreement with Lessee, that in the event of foreclosure of such Mortgage or acquisition of the Premises by deed in lieu of foreclosure of such Mortgage, Lessee's (and any permitted sublessee's) possession of the Premises shall remain undisturbed and Lessee's rights under this Lease shall be recognized and shall not be adversely affected so long as no uncured breach of this Lease exists. The term Mortgagee shall be deemed to include any successor in interest to Mortgagee.

          24.2 DELIVERY OF SUBORDINATION AGREEMENT. Subject to the conditions set forth above, Lessee agrees to execute and deliver to Lessor any instruments necessary or proper to effect a subordination complying with this Article.

          24.3 DELIVERY OF LEASE AMENDMENTS. Lessee agrees to amend this Lease from time to time to the extent reasonably requested by a Lending Institution proposing to make Lessor a loan secured by a Mortgage, provided that such proposed amendments do not materially and adversely affect the right of Lessee or Lessee's interest in the Premises. All reasonable expenses incurred by Lessee in connection with any such amendment shall be paid by Lessor.

          24.4 NOTICE. If any act or omission of Lessor would give Lessee the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Lessee shall not exercise such right: (i) until it has given written notice of such act or omission to Lessor and the Mortgagee whose name and address shall previously have been furnished to Lessee; and (ii) until thirty (30) days shall have elapsed following the time when such Mortgagee shall have become entitled under the Mortgage to remedy the same.

          24.5 ATTORNMENT. For the purposes of this Section, the term "Successor Lessor" shall mean the Mortgagee if the same succeeds to the rights of Lessor under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or any third party that succeeds to the rights of Lessor under this Lease by virtue of having purchased the Premises or a part thereof at a foreclosure sale. At the request of a Successor Lessor and upon such Successor Lessor's written agreement to accept Lessee's attornment, and to not disturb Lessee's quiet possession of the Premises, Lessee shall attorn to and recognize such Successor Lessor as Lessee's Lessor under this Lease and shall promptly execute and deliver any instrument that such Successor Lessor may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Lessor shall not: (i) be liable for any previous act or omission of Lessor under this Lease; (ii) be subject to any offset, deficiency or defense which theretofore shall have accrued to Lessee against Lessor; or (iii) be bound by any previous modification of this Lease or by any previous prepayment of more than one (1) month's Rent, unless such modification or prepayment shall have been expressly approved in writing by the Mortgagee through or by reason of which the Successor Lessor shall have succeeded to the right of Lessor under this Lease.

          24.6 ESTOPPEL. Lessee shall, from time to time, within ten (10) days following written request from Lessor, execute and deliver to Lessor a written statement certifying (a) that this Lease is in full force and effect and is unmodified (or, if modified, identifying the modification); (b) the date to which the Rent reserved hereunder has been paid; (c) that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed; and (d) other pertinent information reasonably requested concerning its tenancy in the Premises. Any such statement may be relied upon by any Mortgagee or prospective purchaser of all or any part of the Premises.

     25.  MISCELLANEOUS PROVISIONS.

          25.1 INTEREST. Except as otherwise provided herein, any sum which remains due and owing from either Lessor or Lessee to the other after the date on which it should have been paid in accordance with the provisions of this Lease shall bear interest from the due date until paid at the Overdue Rate, which interest shall be payable on demand as Supplemental Rent.

          25.2 PARTIAL INVALIDITY. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

          25.3 WAIVER. The failure of a party to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any rights or remedies that the party may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained.

          25.4 MODIFICATION. No change in the provisions of this Lease shall be effective unless made in writing and signed by all parties to this Lease.

          25.5 HEADINGS. The headings preceding the text of sections of this Lease are for convenience only and shall not modify or affect the substantive provisions of this Lease.

          25.6 ENTIRE AGREEMENT. There are no verbal or other agreements (unless attached hereto or specifically referred to herein) which modify or affect this Lease. This Lease supersedes any and all prior agreements executed by or on behalf of the parties hereto regarding the Premises.

          25.7 GOOD FAITH AND FAIR DEALING. The parties intend that the obligation of good faith and fair dealing apply to this Lease generally and that no negative inferences be drawn by the absence of any explicit obligation to be reasonable with respect to any particular aspect of this Lease. The obligation of good faith and fair dealing shall only be negated if arbitrariness is clearly and explicitly permitted as to the specific item in question such as by a party being given the right to use its "sole and unfettered discretion." If Lessee shall request Lessor's consent and Lessor shall fail or refuse to give such consent or if Lessor shall make a determination which Lessee believes is unreasonable, Lessee shall not be entitled to any damages for any such withholding by Lessor of its consent or its determination, it being intended that the sole and exclusive remedy for a wrongful withholding of consent or determination shall be arbitration of the dispute in the same manner as for adjustment of the Base Rent as set forth in
Section 2.3, above, except that the arbitrators shall be licensed attorneys with extensive experience and expertise in commercial real estate transactions.

          25.8 BROKERS. No broker, finder, investment banker or intermediary has been retained by any of the parties to this Lease in connection with the transactions contemplated hereby.

          25.9  OPTION TO PURCHASE.

               25.9.1 GRANT. Lessor grants to Lessee the sole, exclusive and irrevocable option to purchase the Premises at any time during the Lease Term or Extension Term, subject to the Hospital's interest in the Ground Lease, if applicable, provided, however, that Lessee is not then in default under this Lease and that this option may only be exercised as to the entire Premises as a whole.

               25.9.2 MANNER OF EXERCISE. Lessee may exercise its option to purchase by written notice to Lessor given at least 120 days prior to the expiration of the Lease Term or any Extension Term.

               25.9.3 PURCHASE PRICE. The purchase price for the Premises shall be its fair market value. After exercise of the option to purchase, the parties shall discuss and attempt to agree upon such fair market value.
If the parties are unable to agree upon the fair market value within thirty
(30) days following exercise of the option, the fair market value shall be determined by arbitration in the same manner set forth for the adjustment of Base Rent pursuant to Section 2.3, above. The fair market value shall be determined by considering the Encumbrances affecting the title to the Premises and all other relevant factors, but the value of any referrals by Lessee of its patients to the Good Samaritan Hospital for medical procedures shall not be a relevant factor and shall not be used to justify any decrease in what would otherwise be the fair market value.

               25.9.4 CANCELLATION OF PURCHASE. Lessee may elect to rescind its exercise of the purchase option at any time within thirty (30) days after the purchase price has been fixed. In such case, Lessee shall pay all of the costs of any arbitration under this Section 25 and shall pay Lessor the reasonable value of the time of its personnel spent on the arbitration.

               25.9.5 PAYMENT OF PURCHASE PRICE. Lessee shall pay the purchase price in full at closing.

               25.9.6 CONVEYANCE. Conveyance of the Premises shall be by Special Warranty Deed, or in the case of Leased Parcels, if any, by Assignment of Lessee's Interest.

               25.9.7 CLOSING. The purchase shall be closed on or before ninety (90) days following determination of the purchase price, but in no event later than the end of the Lease Term. All expenses connected with the closing of the purchase shall be paid by Lessee such that the purchase price is fully net to the Lessor. The costs to be paid by the Lessee include but are not limited to recording fees, escrow fees, title insurance premiums, brokerage fees, lender's fees, and the like. Lessor shall be responsible for the costs of clearing any Liens from the title other than the Lien for Real Estate Taxes which are not yet due nor payable, and the Ground Lease. Real Estate Taxes and Rent under this Lease attributable to the Premises shall be prorated to the date of closing. Charges that are the responsibility of Lessee under this Lease shall not be prorated.

               25.9.8 TITLE INSURANCE. As soon as practicable after closing, Lessor at Lessee's expense, shall, as to all of the Premises other than the Leased Parcels, furnish Lessee with an owner's policy of title insurance in the amount of the total purchase price for the Premises (except the Leased Parcels) subject to the standard printed exceptions of the title insurance company and exceptions for any Encumbrances affecting the Premises but not subject to any Liens other than the Lien for Real Estate Taxes not yet due nor payable. As to the Leased Premises, Lessor, at Lessee's expenses, shall furnish Lessee with a policy of title insurance insuring Lessee's leasehold interest in the Leased Parcels, in the amount of the purchase price attributable to the Leased Parcels, subject to the standard printed exceptions of the title insurance company and exceptions for any Encumbrances affecting the Leased Parcels, but not subject to any Liens other than the Lien for Real Estate Taxes not yet due nor payable and the Ground Lease.

               25.9.9 TITLE INSURANCE. As soon as practicable after closing, Lessor at Lessee's expense, shall furnish Lessee with an owner's policy of title insurance in the amount of the total purchase price for the Premises subject to the standard printed exceptions of the title insurance company and exceptions for any Encumbrances affecting the Premises but not subject to any Liens other than the Lien for Real Estate Taxes not yet due nor payable.

               25.9.10 ASSIGNMENT. After exercise of any of the options to purchase, Lessee may elect to assign the right to purchase the Premises to a third party, provided that such third party will lease the Premises to Lessee upon closing of the purchase.

          25.10 APPLICABLE LAW. This Lease shall be construed in accordance with the laws of the State of Oregon.

     EXECUTED effective as of the date first above written.


Lessor:                                Lessee:

HEALTHCARE PARTNERS, LLC,              THE CORVALLIS CLINIC, P.C.,
an Oregon limited liability            an Oregon Professional corporation
company

By:  THE CORVALLIS CLINIC, P.C.        By:  /s/ Stephen V. Neville
     an Oregon professional               -----------------------------------
     corporation, Member               Name:  Stephen V. Neville
                                            ---------------------------------
                                       Its:       President
                                            ---------------------------------
    By:  /s/ Stephen V. Neville
       ----------------------------
    Name:   Stephen V. Neville
         --------------------------
    Its:       President
        ---------------------------


By:  GOOD SAMARITAN HOSPITAL
     CORVALLIS, an Oregon nonprofit
     corporation, Member

    By: /s/ Larry A. Mullins
       ----------------------------
    Name: Larry A. Mullins
         --------------------------
    Its:       President
       ----------------------------

                                      EXHIBIT A
                              TO LEASE AGREEMENT BETWEEN
                            HEALTHCARE PARTNERS, LLC, AND
                              THE CORVALLIS CLINIC, P.C.

PARCEL I:

TRACT I:
Lot 123, Block 30, PHILOMATH, in the City of Philomath, County of Benton and State of Oregon.

Excepting therefrom the following:
Beginning at a railroad spike on the North line of and 75.15 feet West of the Northeast corner of Lot 123, Block 30, City of Philomath, Benton County, Oregon; thence Southerly, 148.53 feet to a 5/8 inch iron rod on the South line of and
75.2 feet West of the Southeast corner of said Lot; thence West along the South line of said Lot 73.84 feet to a 3/4 inch iron rod marking the Southwest corner of said lot; thence North, 148.83 feet more or less along the West line of said Lot to the Northwest corner thereof; thence East along the North line of said lot, 73.98 feet more or less to the place of beginning.

TRACT II:
Beginning at a railroad spike on the North line of and 75.15 feet West of the Northeast corner of Lot 123, Block 30, City of Philomath, Benton County, Oregon; thence Southerly 148.53 feet to a 5/8 inch iron rod on the South line of and
75.2 feet West of the Southeast corner of said Lot; thence West along the South line of said Lot, 73.84 feet to a 3/4 inch rod marking the Southwest corner of said Lot; thence North 148.83 feet, more or less, along the West line of said Lot to the Northwest corner thereof; thence East along the North line of said Lot, 73.98 feet, more or less, to the place of beginning.

PARCEL II:

LOT 3, TIMBERHILL PROFESSIONAL PARK, City of Corvallis, Benton County, Oregon (the "Property").

PARCEL III:

TRACT I: (Clinic Building)
Beginning at a point, said point being 1011.98 feet South and 393.70 feet East of the Southwest corner of the Wm. Knotts Donation Land Claim No. 45 in Section 23, Township 11 South, Range 5 West, Willamette Base and Meridian, Benton County, Oregon; running thence South 36 degrees 45'30" West 82.54 feet to the true point



                                 EXHIBIT A TO LEASE
                                     PAGE 1 OF 5
of beginning for the lease area; thence South 53 degrees 14'30" East 10 feet; thence South 36 degrees 45'30" West 168.21 feet; thence North 53 degrees 14'30" West 214.58 feet; thence North 36 degrees 45'30" East 58.40 feet; thence North 53 degrees 14'30" West 54.00 feet; thence North 36 degrees 45'30" East 38.33 feet to the Southerly line of that tract of land described in Benton County Microfilm Records M-39214; thence North 58 degrees 19'13" East along said Southerly line 62.76 feet; thence South 53 degrees 14'30" East 16.97 feet; thence North 36 degrees 45'30" East 33.33 feet; thence South 53 degrees 14'30" East 158.63 feet; thence South 36 degrees 45'30" West 20.21 feet; thence South 53 degrees 14'30" East 59.91 feet to the true point of beginning.

TRACT II: (Canopy overhang and support and access)
Beginning at a point, said point being 980.62 feet South and 94.37 feet East of the Southwest corner of the Wm. Knotts Donation Land Claim No. 45 in Section 23, Township 11 South, Range 5 West, Willamette Base and Meridian, Benton County, Oregon, said point being on the Southerly line of the tract of land described in Benton County Microfilm Records M-39214; running thence North 58 degrees 19'13" East along said line 62.76 feet; thence North 53 degrees 14'30" West 23.07 feet; thence South 36 degrees 45'30" West 58.35 feet to the point of beginning.

TRACT III:
A portion of land in the Northeast quarter of Section 23, Township 11 South, Range 5, West Willamette Meridian, Benton County, Oregon; said parcel also being in the H.C. Lewis Donation Land Claim No. 47.

Commencing at a 1 inch bar which is the Southwest corner of the William Knotts Donation Land Claim No. 45; thence South 21 degrees 15'28" East, 1085.86 feet to a 5/8 inch rod which is a reference point for this lease description; thence North 79 degrees 06'43" West, 66.33 feet to a point which is the Northeast corner of this lease description and the point of beginning; thence North 53 degrees 14'30" West, 149.50 feet to a point on the Southerly line of a tract of land described in Benton County Microfilm Records as M-39214; thence South 58 degrees 19'13" West along said line, 24.84 feet; thence South 36 degrees 45'30" West, 10.23 feet; thence South 53 degrees 14'30" East, 158.63 feet, parallel to and 33.33 feet from the most Northerly line of this lease description; thence South 36 degrees 45'30" West, 20.21 feet; thence South 53 degrees 14'30" East,
29.58 feet; thence North 36 degrees 45'30" East, 40.46 feet; thence North 53 degrees 14'30" West, 25.58 feet; thence North 36 degrees 45'30" East, 5.00 feet; thence North 53 degrees 14'30" West, 4.00 feet; thence North 36 degrees 45'30" East, 8.08 feet to the point of beginning.

EASEMENT A:
Together with an easement for ingress and egress more particularly described as follows:
A strip of land 24 feet wide being 12 feet on each side, when measured at right angles to the following described center line:
Beginning at a point 1011.98 feet South and 393.70 feet East of the Southwest corner of the Wm. Knotts Donation Land Claim No. 45 in Section 23, Township 11 South, Range 5 West, Willamette Base and Meridian, Benton County, Oregon;


                                  Exhibit A to Lease
                                     Page 2 of 5
thence South 31 degrees 55'30" East 207.99 feet; thence along a curve to the right, the radius of which is 162.64 feet a distance of 87.14 feet; (the long chord of which is South 16 degrees 34'30" East 86.11 feet); thence South 1 degree 13'31" East 0.70 feet more or less to the North line of Elks Drive Extension.

EASEMENT B:
Together with an easement for ingress and egress more particularly described as follows:
A strip of land 24 feet wide being 12 feet on each side when measured at right angles to the following described center line:
Beginning at a point being 1201.43 feet South and 85.55 feet West of the Southwest corner of the Wm. Knotts Donation Land Claim No. 45 in Section 23, Township 11 South, Range 5 West, Willamette Base and Meridian, Benton County, Oregon, said point being on the North line of Elks Drive Extension; running thence North 36 degrees 45'30" East 382.20 feet to a point of curvature; thence along a curve, the radius of which is 190.00 feet, to the left a distance of
78.71 feet to a point of tangency (the long chord of which is North 24 degrees 53'26" East 78.50 feet); thence North 13 degrees 01'21" East 151.54 feet to the ending point of this easement.

EASEMENT B-1:
Together with an easement for ingress and egress over and across the following described property:
Beginning at a point, said point being 933.86 feet South and 129.29 feet East of the Southwest corner of the Wm. Knotts Donation Land Claim No. 45 in Section 23, Township 11 South, Range 5 West, Willamette Meridian Base and Meridian, Benton County, Oregon, said point being on the Southerly line of a 24 foot wide access easement; thence North 36 degrees 45'30" East 32.00 feet; thence South 0 degrees 09'28" East 46.00 feet; thence North 53 degrees 14'30" West 33.04 feet to the point of beginning.

EASEMENT C:
Together with an easement for ingress and egress more particularly described as follows:
A strip of land 24 feet wide when measured at right angles to the following described center line:
Beginning at a point, said point being 1101.68 feet South and 311.96 feet West of the Southwest corner of the Wm. Knotts Donation Land Claim No. 45 in Section 23, Township 11 South, Range 5 West, Willamette Base and Meridian, Benton County, Oregon, said point also being South 79 degrees 07'52" West 65.89 feet from the N.W. Satinwood on the North right of way line of N.W. Elks Drive Extension; running thence North 10 degrees 52'09" East 65.82 feet to a point of curvature; thence along a curve to the right, the radius of which is 480.00 feet, a distance of 216.89 feet the long chord of which is North 23 degrees 48'50" East 215.05 feet) to a point of tangency, thence North 36 degrees 45'30" East 240.10 feet more or less to the center line of N.W. Samaritan Drive; thence North 41 degrees 53'15" East 130.00 feet to the ending point.

EASEMENT D: (Samaritan Drive)



                                  Exhibit A to Lease
                                     Page 3 of 5

Together with an easement for ingress and egress more particularly described as follows:
A strip of land 34 feet wide, being 17 feet on each side, when measured at right angles to the following described center line:
Beginning at a point being 164.27 feet West and 586.14 feet South of the Southwest corner of the Wm. Knotts Donation Land Claim No. 45 in Section 23, Township 11 South, Range 5 West, Willamette Base and Meridian, Benton County, Oregon; said point being on the Easterly right of way line of N.W. Satinwood; running thence South 58 degrees 20'28" East, 75 feet; thence along a curve to the right, the radius of which is 403 feet, a distance of 71.94 feet (the long chord of which is South 53 degrees 13'37" East, 71.85 feet; thence South 48 degrees 06'45" East, 64.97 feet; thence along a curve to the left, the radius of which is 397 feet, a distance of 590.88 feet (the long chord of which is North 89 degrees 14'56" East a distance of 537.80 feet) to the ending point of this easement, excepting portions thereof lying in the property described in Parcels 1, 2 and 3 of document recorded as M-40189, Microfilm Records of Benton County, Oregon.

PARCEL IV:

Parcels 1 and 2, Partition Plat No. 92-22, recorded September 24, 1992, in the Book of Partition Plats, Benton County, Oregon.

PARCEL V (65-car parking lot and access road)

Beginning at a point, said point being 1011.98 feet South and 393.70 feet East of the Southwest corner of the Wm. Knotts Donation Land Claim No. 45 in Section 23, Township 11 South, Range 5 West, Willamette Base and Meridian, Benton County, Oregon; thence South 58 degrees 04'30" West 12.00 feet; thence South 31 degrees 55'30" East 15.42 feet to the true point of beginning; thence South 36 degrees 45'30" West 233.97 feet; thence North 53 degrees 14'30" West 214.58 feet; thence North 36 degrees 45'30" East 58.40 feet; thence North 53 degrees 14'30" West 54.00 feet; thence South 36 degrees 45'30" West 174.72 feet; thence South 53 degrees 14'30" East 197.19 feet; thence North 88 degrees 46'31" East
275.81 feet; thence North 36 degrees 45'30" East 123.58 feet; thence North 31 degrees 55'30" West 156.72 feet to the true point of beginning.

PARCEL VI (285-car parking lot)

Beginning at a point being 1201.43 feet South and 85.55 feet West of the Southwest corner of the Wm. Knotts Donation Land Claim No. 45, in Section 23, Township 11 South, Range 5 West, Willamette Base and Meridian, Benton County, Oregon; thence North 53 degrees 24'29" West 12.00 feet; thence North 36 degrees 45'30" East 10.00 feet to the true point of beginning; thence North 53 degrees 24'27" West 17.13 feet; thence along a curve to the left of the radius of which is 440 feet a distance of 197.54 feet (the


                                  EXHIBIT A TO LEASE
                                     PAGE 4 OF 5
long chord of which is North 66 degrees 16'09" West 195.88 feet); thence North 79 degrees 07'51" West 16.33 feet; thence North 10 degrees 52'09" East 55.82 feet, to a point of curvature; thence along a curve to the right, the radius of which is 468.00 feet a distance of 211.47 feet (the long chord of which is North 23 degrees 48'50" East 209.67 feet) to the point of tangency; thence North 36 degrees 45'30" East 181.74 feet; thence South 53 degrees 14'30" East 294.00 feet to a curve concaved Northwesterly, the radius of which is 178.00 feet; thence along said curve a distance of 12.80 feet to a point of tangency (the long chord of which is South 38 degrees 48'06" West 12.80 feet); thence South 36 degrees 45'30" West 372.20 feet to the true point of beginning.

PARCEL VII (43-car parking lot)

Beginning at a point, said point 746.70 feet South and 181.78 feet East of the Southwest corner of the Wm. Knotts Donation Land Claim No. 45 in Section 23, Township 11 South, Range 5 West, Willamette Base and Meridian, Benton County, Oregon; thence North 13 degrees 01'21" East 75.06 feet; thence along a curve to the right which is concaved Northeasterly, the radius of which is 267.00 feet, a distance of 122.51 feet (the long chord of which is North 61 degrees 15'26" West
121.44 feet) to a point of tangency; thence North 48 degrees 06'45" West 86.24 feet; thence South 41 degrees 53'15" West 75.00 feet; thence South 48 degrees 06'45" East 86.24 feet; thence along a curve to the left, the radius of which is
342.00 feet a distance of 160.29 feet (the long chord of which is South 61 degrees 32'23" East 158.83 feet) to the point of beginning.

                                  EXHIBIT A TO LEASE
                                     PAGE 5 OF 5

                                      EXHIBIT B

                                   Basic Lease Data
                               Lease Agreement between
                             HEALTHCARE PARTNERS, L.L.C.,
                     an Oregon limited liability company, Lessor
                                         and
                             THE CORVALLIS CLINIC, P.C.,
                      an Oregon professional corporation, Lessee



FACILITY                  SQUARE FOOTAGE OF FLOOR AREA          BASE RENT

Asbury Building                       83,715                  $100,458.00
Aumann Building                       47,459                    56,950.80
C.F. Medical Building                  5,762                     6,914.40
Philomath Family Clinic                5,726                     6,871.20




1 - EXHIBIT B

                                     EXHIBIT C


AFTER RECORDING RETURN TO:
Howard M. Feuerstein
Stoel Rives Boley Jones & Grey
900 S.W. Fifth Avenue, Suite 2300
Portland, OR 97204

                                 MEMORANDUM OF LEASE

    KNOW ALL MEN BY THESE PRESENTS that HEALTHCARE PARTNERS, LLC, an Oregon limited liability company, as the lessor, has leased to THE CORVALLIS CLINIC, P.C., an Oregon professional corporation, as the lessee, by Lease Agreement dated June 1, 1995 (herein the "Lease") the real property described on Exhibit "A" attached hereto, together with all improvements on such real property (herein collectively the "Premises"). The Lease contains provisions that permit the lessee to acquire the Premises.

    Dated this 1st day of June, 1995.

LESSOR:                                LESSEE:

HEALTHCARE PARTNERS, LLC, an           THE CORVALLIS CLINIC, P.C., an
Oregon limited liability company       Oregon professional corporation

By: THE CORVALLIS CLINIC,
    P.C., an Oregon professional
    corporation, Member

    By:  /s/  STEPHEN V. NEVILLE       By:  /s/  STEPHEN V. NEVILLE
        ---------------------------       -----------------------------------
    Name:  STEPHEN V. NEVILLE          Name:     STEPHEN V. NEVILLE
         --------------------------         ---------------------------------
    Its:      PRESIDENT                Its:      PRESIDENT
        ---------------------------        ----------------------------------


By: GOOD SAMARITAN HOSPITAL CORVALLIS,
    an Oregon nonprofit corporation,
    Member

    By:  /s/ LARRY A. MULLINS
       ----------------------------
    Name:  LARRY A. MULLINS
         --------------------------
    Its:   PRESIDENT
        ---------------------------


                            (Acknowledgments on next page)

1 - MEMORANDUM OF LEASE

                         (Continued from prior page)

STATE OF OREGON      )
                     ) ss.
County of Benton     )

         This instrument was acknowledged before me this 1st day of June, 1995, by __________________, _____________________ of The Corvallis Clinic, P.C., an
Oregon professional corporation, as Member of HEALTHCARE PARTNERS, LLC, an Oregon limited liability company, on behalf of the company.



                                       ---------------------------------------
                                       NOTARY PUBLIC FOR OREGON
                                       My Commission Expires: ________________


STATE OF OREGON      )
                     ) ss.
County of Benton     )

         This instrument was acknowledged before me this 1st day of June, 1995, by __________________, ___________________________________ of GOOD SAMARITAN
HOSPITAL CORVALLIS, an Oregon nonprofit corporation, as Member of HEALTHCARE PARTNERS, LLC, an Oregon limited liability company, on behalf of the company.



                                       ---------------------------------------
                                       NOTARY PUBLIC FOR OREGON
                                       My Commission Expires: ________________


STATE OF OREGON      )
                     ) ss.
County of Benton     )

         This instrument was acknowledged before me this 1st day of June, 1995, by _________________, _______________________________________ of THE CORVALLIS
CLINIC, P.C., an Oregon professional corporation, on behalf of the corporation.


                                       ---------------------------------------
                                       NOTARY PUBLIC FOR OREGON
                                       My Commission Expires: ________________



2 - MEMORANDUM OF LEASE